                                                                   June 30, 2003
Mr. Sameer Hirji and Mr. Todd Violette
Tango Incorporated
620-1207 11th Ave SW
Calgary, Alberta T2C OM5

         Re:      Registration Statement on Form S-8

Dear Mr. Hirji and Mr. Violette:

      We have acted as counsel to Tango Incorporated, a Florida corporation (the
"Company"), in connection with the registration under the Securities Act of
1933, as amended, (the "Securities Act"), of shares of the Company's common stock, par value $.001 per share (the "shares") to be issued pursuant to the
Company's 2003 Stock Option Plan under the Securities Act of 1933, as amended
(the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about June 30, 2003 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters herein.

      In our capacity as your counsel in connection with such registration, the
Company has made representations to us regarding their understanding as to the laws regarding employee stock option plans and the usage of the registration statement referenced herein and the Company has agreed to comply with all laws regarding the same. In addition, we have made legal and factual examinations and inquiries, as we have deemed necessary or appropriate for purposes of this opinion.

      Furthermore, in rendering our opinion, we have assumed that all documents and corporate records are accurate and complete and that the Company shall be responsible for maintaining this compliance.

     Based upon the foregoing, we are of the opinion that the Common Stock to be issued and sold by the Company as described in the Registration Statement have been duly authorized for issuance and sale and when issued by the Company against payment of the consideration therefor pursuant to the terms of the 2003
Employee Stock Option Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                              Very truly yours,

                                              Feingold & Kam

                                              By: /s/ David J. Feingold, Esq.
                                              ------------------------------
                                              David J. Feingold